   As filed with the Securities and Exchange Commission on September 16, 1999


                                                    Registration No. 333-84977
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    ------


                       PRE-EFFECTIVE AMENDMENT NO. 4 TO


                                  FORM S-11

                            REGISTRATION STATEMENT

                       UNDER THE SECURITIES ACT OF 1933

                                    ------

                          CRUSADE MANAGEMENT LIMITED
                              (ACN 072 715 916)

     (Exact name of registrant as specified in its governing instruments)

                                   Level 4
                            4-16 Montgomery Street
                               Kogarah NSW 2217
                                  Australia
                           Telephone: 612 9952 1315
 (Address, including zip code/post code, and telephone number, including area code, of registrant's principal executive offices)

                                    ------
                              agent for service



                            CT Corporation System
                              111 Eighth Avenue
                                  13th Floor
                              New York, NY 10011
                           Telephone: 212-590-9100
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)


                               With a copy to:

     Michael H.S. Bowan          Diane Citron, Esq.           Daniel Rossner, Esq.
     Company Secretary          Mayer, Brown & Platt            Brown & Wood LLP
Crusade Management Limited          1675 Broadway           One World Trade Center
          Level 4             New York, New York 10019     New York, New York 10048
  4-16 Montgomery Street
     Kogarah NSW 2217
        Australia

                                    ------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement, as determined by market conditions.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. / /


                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                              Proposed  Maximum   Proposed Maximum       Amount of
Title of Each Class of                                        Amount to be      Offering Price     Aggregate Offering  Registration
Securities to Be Registered                                    Registered         Per Unit              Price*              Fee
------------------------------------------------------------------------------------------------------------------------------------
Class A-1 Mortgage Backed Floating Rate Notes...........      $300,000,000.00         100%            $300,000,000.00   $ 83,400.00
Class A-2 Mortgage Backed Floating Rate Notes...........      $569,000,000.00         100%            $569,000,000.00   $158,182.00
Class A-3 Mortgage Backed Floating Rate Notes...........      $125,000,000.00         100%            $125,000,000.00   $ 34,750.00
-----------------------------------------------
Total Mortgage Backed Floating Rate Notes...............      $994,000,000.00         -               $994,000,000.00   $276,332.00*
-----------------------------------------------


* $276,332.00 previously filed.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
==============================================================================

                            CROSS REFERENCE SHEET


         Name and Caption in Form S-11                Caption in Prospectus
1.   Forepart of Registration Statement and      Front Cover of Registration Statement;
     Outside Front Cover Page of Prospectus      Outside Front Cover Page of Prospectus

2.   Inside Front and Outside Back Cover         Inside Front Cover Page of Prospectus;
     Pages of Prospectus                         Outside Back Cover Page of Prospectus

3.   Summary Information, Risk Factors and       Summary; Risk Factors
     Ratio of Earnings to Fixed Charges

4.   Determination of Offering Price             *

5.   Dilution                                    *

6.   Selling Security Holders                    *

7.   Plan of Distribution                        Plan of Distribution

8.   Use of Proceeds                             Use of Proceeds

9.   Selected Financial Data                     *

10.  Management's Discussion and Analysis        Description of the Trust;
     of Financial Condition and Results          Description of the Assets
     of Operations                               of the Trust

11.  General Information as to Registrant        The Issuer Trustee, St.George Bank
                                                 and the Manager - The Manager

12.  Policy with respect to Certain              Description of the Class A
     Activities                                  Notes

13.  Investment Policies of Registrant           Description of the Transaction
                                                 Documents

14.  Description of Real Estate                  Description of the Assets of the Trust;
                                                 St.George Residential Loan Program

15.  Operating Data                              *

16.  Tax Treatment of Registrant and             United States Federal Income Tax
     Its Security Holders                        Matters, Australian Tax Matters

17.  Market Price of and Dividends on the        *
     Registrant's Common Equity and
     Related Stockholder Matters

18.  Description of Registrant's Securities      Description of the Class A Notes

19.  Legal Proceedings                           *

20.  Security Ownership of Certain               The Issuer Trustee, St.George Bank and the Manager
     Beneficial Owners and Management

21.  Directors and Executive Officers            *

22.  Executive Compensation                      *

23.  Certain Relationships and                   *
     Related Transactions

24.  Selection, Management and Custody           Description of the Class A Notes; Description of the Transaction
     of Registrant's Investments                 Documents; St.George Residential Loan Program

25.  Policies with Respect to Certain            Description of the Class A Notes
     Transactions

26.  Limitations of Liability                    Description of the Transaction Documents

27.  Financial Statements and Information        *

28.  Interests of Named Experts and Counsel      *

29.  Disclosure of Commission Position on        Part II of Registration Statement
     Indemnification for Securities Act
     Liabilities

30. Quantitative and Qualitative Disclosures about Market Risk

*    Not Applicable


                                     PART II

                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution*

     The following table sets forth the estimated expenses (expressed in U.S. dollars based on an exchange rate of US$0.65 = A$1.00)) in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:


     SEC Registration Fee.....................................   $276,332
     Printing and Engraving...................................   $125,000
     Legal Fees and Expenses..................................   $442,500
     Trustee Fees and Expenses................................   $153,000
     Rating Agency Fees.......................................   $285,000
     Accounting Fees & Expenses...............................   $128,000
     Miscellaneous............................................   $ 82,500
                                                               ----------
     Total.................................................... $1,492,332
                                                               ==========

---------
* All amounts except the SEC registration fee are estimates of expenses incurred in connection with the issuance and distribution of the notes.

Item 14. Indemnification of Directors and Officers.

     Pursuant to Section 109 of the Articles of Association of the registrant:

     (1) To the extent permitted by law and without limiting the powers of the registrant, the registrant must indemnify each person who is, or has been, a director or secretary of the registrant against any liability which results directly or indirectly from facts or circumstances relating to the person serving or having served in that capacity in relation to the registrant or any of its subsidiaries or in the capacity of an employee of the registrant or any of its subsidiaries:

          (a) to any person (other than the registrant or a related body corporate), which does not arise out of conduct involving a lack of good faith or conduct known to the person to be wrongful;

          (b) for costs and expenses incurred by the person in defending proceedings, whether civil or criminal, in which judgment is given in favor of the person or in which the person is acquitted, or in connection with any application in relation to such proceedings in which the court grants relief to the person under the Corporations Law and the Corporations Regulations of Australia.

     (2) The registrant need not indemnify a person as provided for in paragraph (1) in respect of a liability to the extent that the person is entitled to an indemnity in respect of that liability under a contract of insurance.

     (3) To the extent permitted by law and without limiting the powers of the registrant, the board of directors may authorize the registrant to, and the registrant may enter into any:

          (a)  documentary indemnity in favor of; or

          (b)  insurance policy for the benefit of,

               a person who is, or has been, a director, secretary, auditor, employee or other officer of the registrant or of a subsidiary of the registrant, which indemnity or insurance policy may be in such terms as the board of directors approves and, in particular, may apply to acts or omissions prior to or after the time of entering into the indemnity or policy; and

     (4) The benefit of each indemnity given in paragraph (1) of Section 109 continues, even after its terms or the terms of this paragraph are modified or deleted, in respect of a liability arising out of acts or omissions occurring prior to the modification or deletion.

Item 15.  Recent Sales of Unregistered Securities.

     The following information relates to securities of the registrant issued or sold by the registrant, or for which it has acted as manager with respect to, that were not registered under the Securities Act:

     1. The registrant was incorporated on February 2, 1996. Five fully paid shares of A$1.00 each were allotted to St.George Bank on February 21, 1996.

     2.   The registrant acted as manager with respect to the following:

                        Crusade Trust            Crusade Euro Trust         Crusade Euro Trust        Crusade Auto Trust
                         No 1 of 1997               No 1 of 1998               No 2 of 1998              No 1 of 1999
                    ------------------------  ------------------------   ------------------------   ------------------------
Date..............  August 1, 1997            March 19, 1998             September 29, 1998         August 27, 1999
Amount............  A$500 million             US$500 million             US$325 million             A$571 million

Type..............  Mortgage Backed           Mortgage Backed            Mortgage Backed            Auto Receivable Backed
                    Floating Rate Notes       Floating Rate Notes        Floating Rate Notes        Floating Rate Notes
                    Class A Notes $A500m      Class A Notes US$496m      Class A Notes US$314m      Class A1 A$128.45m
                                              Class B Notes US$4m        Class B Notes US$11m       Class A2 A$200m
                                                                                                    Class A3 A$196.81m
                                                                                                    Class B A$20.4m
                                                                                                    Class C A$12.42m

Exemption           100% domestic issue, not  100% European issue, not   100% European issue,       100% domestic issue, not
from                offered in the USA.       offered in the USA.        not offered in the USA.    offered in the USA
Registration......

Principal           Bankers Trust Australia   Deutsche Morgan            Deutsche Bank, BT Alex     Macquarie Bank Limited
Underwriters......  Limited                   Grenfell, BT Alex Brown    Brown International,       Deutsche Bank AG,
                                              International, UBS         Warburg Dillon Read        Sydney Branch,
                                              Limited                                               St.George Bank Limited

Underwriting        A$1,500,000               US$741,000                 US$619,000                 A$856,505
Fees.............

Offering            BBSW + 23 basis points    Class A: LIBOR + 18        Class A: LIBOR + 20        Class A1 BBSW + 17
Price.............                            basis points               basis points               basis points
                                              Class B: LIBOR + 30        Class B: LIBOR + 45        Class A2 BBSW + 26
                                              basis points               basis points               basis points
                                                                                                    Class A3 BBSW + 36
                                                                                                    basis points
                                                                                                    Class B (subject to
                                                                                                    Confidentiality
                                                                                                    Agreement)
                                                                                                    Class C (subject to
                                                                                                    Confidentiality
                                                                                                    Agreement)

Weighted            3.85 years                3.5 years                  3.6 years                  Class A1 0.47 years
Average Life                                                                                        Class A2 1.28 years
to Call..........                                                                                   Class A3 2.56 years
                                                                                                    Class B 3.25 years
                                                                                                    Class C 3.25 years

Item 16. Exhibits and Financial Statement Schedules.



        1.1     Form of Underwriting Agreement.*

        3.1     Memorandum of Association of the Registrant.*

        3.2     Articles of Association of the Registrant.*

        4.1     Master Trust Deed.*

        4.2     Form of the Supplementary Terms Notice.*

        4.3     Form of the Security Trust Deed.*

        4.4     Form of the Note Trust Deed.*

        4.5     Form of Agency Agreement.*

        5.1     Opinion of Mayer, Brown & Platt as to legality of the notes.*

        8.1     Opinion of Mayer, Brown & Platt as to certain tax matters
                (included in Exhibit 5.1 hereof).*

        8.2     Opinion of Allen Allen & Hemsley as to certain tax matters.

        10.1    The Servicing Agreement.*

        10.2    Custodian Agreement.*

        10.3    Deed of Indemnity.*

        10.4    Form of the Redraw Facility Agreement.*

        10.5    Form of the Basis Swap.*

        10.6    Form of the Fixed-Floating Rate Swap.*

        10.7    Form of the Cross Currency Swap.*

        10.8    Form of Seller Loan Agreement.*

        10.9    Form of the Mortgage Insurance Policy.*

        23.1 Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).*

        23.2 Consent of Allen Allen & Hemsley (included in Exhibit 8.2 hereof).

        24.1    Power of Attorney (included on signature pages).*

        25.1    Statement of Eligibility of Note Trustee.*

        99.1    Opinion of Allen Allen & Hemsley as to Enforceability of U.S.
                Judgments under Australian Law.


----------

*  Previously filed.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective. For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on the 16th day of September 1999.


                                              Crusade Management Limited

                                              By: /s/ Michael Harold See Bowan
                                                  ----------------------------
                                              Name:   Michael Harold See Bowan
                                              Title:  Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



           Signature                           Title                      Date
           ---------                           -----                      ----
* /s/ Gregory Michael Bartlett
------------------------------
Gregory Michael Bartlett            Principal Executive Officer      September 16, 1999

* /s/    Steven George McKerihan
------------------------------
Steven George McKerihan             Principal Financial Officer      September 16, 1999

* /s/ Steven George McKerihan
------------------------------
Steven George McKerihan             Principal Accounting Officer     September 16, 1999

* /s/ Gregory Michael Bartlett
------------------------------
Gregory Michael Bartlett            Director                         September 16, 1999

  /s/ Steven George McKerihan
-----------------------------
Steven George McKerihan             Director                         September 16, 1999

 */s/ Michael Bowan
------------------------------
By: Michael Bowan
    Attorney-in-fact

                  Signature of Agent for Service of Process


     Pursuant to the requirements of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the registrant with respect to the Registration Statement and signs this Amendment No. 4 to the Registration Statement solely in such capacity.


                                    /s/ Stefanie McDonald
                                    -----------------------------------
                                    Name:      Stefanie McDonald
                                    Address:   CT Corporation System
                                               111 Eighth Avenue
                                               13th Floor
                                               New York, New York 10011
                                    Telephone: (212) 590-9100

                                Exhibits Index

                                                                     Sequential
Exhibit                                                                 Page
  No.                     Description of Exhibit                       Number
------- -------------------------------------------------------------  -------

  1.1   Form of Underwriting Agreement.*                                -----
  3.1   Memorandum of Association of the Registrant.*                   -----
  3.2   Articles of Association of the Registrant.*                     -----
  4.1   Master Trust Deed.*                                             -----
  4.2   Form of the Supplementary Terms Notice.*                        -----
  4.3   Form of the Security Trust Deed.*                               -----
  4.4   Form of the Note Trust Deed.*                                   -----
  4.5   Form of Agency Agreement.*                                      -----
  5.1   Opinion of Mayer, Brown & Platt as to legality of the notes.*   -----
  8.1   Opinion of Mayer, Brown & Platt as to certain tax matters       -----
        (included in Exhibit 5.1 hereof).*                              -----
  8.2   Opinion of Allen Allen & Hemsley as to certain tax matters.     -----
 10.1   The Servicing Agreement.*                                       -----
 10.2   Custodian Agreement.*                                           -----
 10.3   Deed of Indemnity.*                                             -----
 10.4   Form of the Redraw Facility Agreement.*                         -----
 10.5   Form of the Basis Swap.*                                        -----
 10.6   Form of Fixed-Floating Rate Swap.*                              -----
 10.7   Form of the Cross Currency Swap.*                               -----
 10.8   Form of Seller Loan Agreement.*                                 -----
 10.9   Form of the Mortgage Insurance Policy.*                         -----
 23.1   Consent of Mayer, Brown & Platt (included in Exhibit 5.1
        hereof).*                                                       -----
 23.2   Consent of Allen Allen & Hemsley (included in Exhibit 8.2
        hereof).                                                        -----
 24.1   Power of Attorney (included on signature pages).*               -----
 25.1   Statement of Eligibility of Note Trustee.*                      -----
 99.1   Opinion of Allen Allen & Hemsley as to Enforceability of
        U.S. Judgments under Australian Law.                            -----

----------

*  Previously filed.